UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 22, 2011
(date of earliest event reported)

 VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including are code)

 Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 22, 2011, in connection with the election of John Erb as the Company’s new Chairman of the Board as described in Item 8.01 below, the Company:

(i)
entered into a Chairman of the Board Agreement with Mr. Erb under which he will receive a monthly service fee of $10,000 in his capacity as Chairman of the Board, which amount will be subject to annual review and adjustment by the Board of Directors.  The Agreement also provides for Mr. Erb to receive a ten year nonqualified stock option to purchase 20,000 shares of the Company's Common Stock which option will vest on a monthly basis over four years.  The foregoing description of the Chairman of the Board Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement filed with this Form 8-K as Exhibit 10.1.

(ii)
amended the Company’s Stock Option and Stock Award Plan (the “Plan”) to provide that the Chairman of the Board would not receive an automatic annual stock option grant under Section 19 of the Plan.  The amendment to the Plan is filed with this Form 8-K as Exhibit 10.2.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on April 22, 2011, the Company’s shareholders approved each of the following proposals, which were set forth in the Proxy Statement for the 2011 Annual Meeting of Shareholders:

Proposal 1

The Company’s shareholders elected each of the seven director nominees to a one-year term and until the director’s successor is elected and qualified (except in the case of earlier death, resignation or removal) as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
John Erb	9,025,532	150,163	3,540,649
Michael Kobb	9,011,095	164,600	3,540,649
Richard Nigon	9,011,915	163,780	3,540,649
Paul O’Connell	8,803,664	372,031	3,540,649
Howard Root	7,603,439	1,572,256	3,540,649
Jorge Saucedo	9,026,312	149,383	3,540,649
Martin Emerson	9,026,432	149,263	3,540,649

Proposal 2

On an advisory basis, the Company’s shareholders approved the compensation of its named executive officers as described in the Compensation Discussion and Analysis section, and the other tabular and narrative disclosure regarding such compensation, set forth in the Proxy Statement for the 2011 Annual Meeting of Shareholders:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,311,841	193,498	670,356	3,540,649

Proposal 3

On an advisory basis, the Company’s shareholders approved a three-year preferred frequency with which Vascular Solutions is to hold an advisory shareholder vote on the compensation of its named executive officers:

1 YEAR	2 YEAR	3 YEAR	ABSTAIN	BROKER NON-VOTE
3,116,886	366,985	5,024,861	666,963	3,540,649

Proposal 4

The Company’s shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
12,584,221	57,049	75,074	0

Item 8.01.   Other Events.

On April 22, 2011, the Company’s Board of Directors pursuant to Section 4.02 of the Bylaws elected current director John Erb as the non-executive Chairman of the Board, effective May 1, 2011.  Prior to the election of Mr. Erb the Company did not have a Chairman of the Board.  The Chairman of the Board is not a full-time position, and the person in that position is not an employee of the Company.  Under the Company’s Bylaws, the Chairman of the Board presides at all meetings of the Company’s  shareholders and directors, and has such other duties as may be prescribed by the Board of Directors from time to time.  As Chairman of the Board, Mr. Erb will also serve as the Chair of two Board committees – the Compensation Committee and the newly-created Nominating and Governance Committee.  In connection with his election as Chairman of the Board, the Company entered into a Chairman of the Board Agreement with Mr. Erb under which he will receive a monthly service fee of $10,000 in his capacity as Chairman of the Board, which amount will be subject to annual review and adjustment by the Board of Directors.  In addition, the Board granted Mr. Erb a ten year nonqualified stock option to purchase 20,000 shares of the Company's Common Stock at $11.72 per share which option will vest on a monthly basis over four years, subject to Mr. Erb’s continued service as a director or consultant to the Company.  A form of Chairman of the Board Stock Option Agreement is filed with this form 8-K as Exhibit 10.3.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description

10.1	Chairman of the Board Agreement Dated May 1, 2011

10.2	Amendment No. 1 dated April 22, 2011, to the Vascular Solutions, Inc. Stock Option and Stock Award Plan (amended January 25, 2006)

10.3	Form of Chairman of the Board Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: April 28, 2011	By:	/s/ James Hennen
James Hennen
Chief Financial Officer